                                                                   Exhibit 10.23

                                PROMISSORY NOTE

$100,000                                                   Cupertino, California
--------                                                      September 26, 1998


          For value received, the undersigned (the "Borrower") promises to pay to the order of Hall, Kinion & Associates, Inc., a Delaware corporation (the "Holder"), at its principal offices at 19925 Stevens Creek Blvd., Suite 180, Cupertino, California 95014 the sum of $100,000, with interest compounded annually from the date hereof on unpaid principal at the rate of 6.74% per annum. Principal and interest shall be due and payable in monthly installments of $__________ on the 1st day of each month, beginning on the 1st day of October, 1998, and continuing each consecutive month thereafter until all principal and accrued but unpaid interest has been paid in full, with any unpaid principal and all accrued but unpaid interest due and payable on the 1st day of October, 2002. Each payment shall be credited first on interest then due and the remainder on principal. Immediately thereafter, interest shall cease on the principal so credited. Principal and interest are payable in lawful money of the United States.

          1.  Loan Forgiveness:  Each monthly payment corning due under the
              ----------------
terms above shall be fully and unconditionally waived by the Holder. PROVIDED THAT, the Borrower is employed by the Holder at the time such payment comes due. If at any point in time an outstanding balance remains payable under this Note, and the Holder terminates the Borrower's employment, with or without cause, (each, a "Termination Event") then after such Termination Event, all sums becoming due and payable hereunder after the occurrence of any such Termination Event, shall be paid in cash by the Borrower in accordance with the payment terms set forth in the first paragraph hereof; and such payments shall not be forgiven or waived by the Holder pursuant to this paragraph. If at the end of the term of this Note the Borrower continues to be employed by the Holder, the entire debt evidenced by this Note shall be fully-and unconditionally forgiven by the Holder and the Holder shall return the original Note to the Borrower.

          2.  Events of Default.  It shall be an "Event of Default" under this
              -----------------
Note if (i) the Borrower terminates his employment with the Holder for any reason (ii) any payment of principal, interest or any other sum required to be paid by the Borrower to the Holder under this Note is not received by the Holder on the date due and such default is not cured within five (5) business days slier notice thereof from the Holder to the Borrower; (iii) the Borrower fails to perform or observe any other covenant, condition, agreement or obligation on the part of Borrower to be performed or observed hereunder and such non-monetary default is not readily susceptible of being cured within thirty (30) days; (iv) the Borrower fails to execute a Stock Pledge Agreement covering shares of Hall, Kinion & Associates, Inc. Common Stock that he may acquire from time to time pursuant to options granted him by the Holder within thirty (30) days of a request from the Holder; (v) the Borrower becomes insolvent. commits any act of bankruptcy, executes a general assignment for the benefit of creditors, files or has filed against him any petition of bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors which petition is continued without dismissal for a period of 30 days or more; or a receiver or trustee is appointed to take possession of any property or assets of the Borrower, or an attachment of or execution against any property of the Borrower occurs; or (vi) an event of default occurs under any Stock Pledge Agreement executed by the Borrower.

          3.  Acceleration.  Upon the occurrence of an Event of Default
              ------------
hereunder, the unpaid principal balance of this Note, all accrued, unpaid interest. fees, costs and charges due hereunder, shall at the option of the Holder become immediately due and payable, notwithstanding anything to the contrary contained herein. The failure to exercise such option shall not constitute a waiver on the part of the Holder of the right to exercise such option at any other time.

          4.  Application of Proceeds.  In the event of the acceleration of
              -----------------------
payment of this Note as a result of an Event of Default under this Note, the proceeds of any sale of any property securing the indebtedness evidenced hereby, including, but not limited to. shares of Hall, Kinion & Associates, Inc. Common Stock purchased by the Borrower pursuant to options granted him by the Holder, to the extent applied to the payment of the Borrower's obligations under this Note, shall be applied in the following order: (i) FIRST, to any unpaid late charges, fees, costs and the like; (ii) SECOND, to any accrued and unpaid interest; (iii) THIRD, to any principal.

          5.  Attorney's Fees.  Whether or not suit is filed, the Borrower
              ---------------
agrees to pay all reasonable attorneys' fees, costs of collection, costs, and expenses incurred by the Holder in connection with the enforcement or collection of this Note. The Borrower further agrees to pay all costs of suit and the sum adjudged as attorneys' fees in any action to enforce payment of this Note or any part of it.

          6.  Security.  Payment of this Note shall be secured by one or more
              --------
Stock Pledge Agreements to be executed by the Borrower covering any shares of Hall, Kinion & Associates, Inc. Common Stock the Borrower may acquire upon the exercise of stock options granted him by the Holder. The Borrower shall, however, remain personally liable for payment of this Note and assets of the Borrower, in addition to the collateral under any Stock Pledge Agreement(s), may be applied to the satisfaction of the Borrower's obligations hereunder.

          7.  Law Governing.  This Note shall be construed and enforced in
              -------------
accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of law.


                              BORROWER

                              ___________________________________________
                              Craig J. Silverman

                              ACKNOWLEDGMENT

State of California     )
                        )   ss
County of ____________  )

          On September 16, 1998, before me, Marty A. Kropelnicki, personally appeared Craig J. Silverman personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that by his signature on the instrument. that person executed the instrument.

          WITNESS my hand and official seal.

Signature__________________________


                                       3